Exhibit 16.1




June 14, 1996

Pamela Van Eeckhout
Principal Financial Officer
ACT Teleconferencing, Inc.
1658 Cole Blvd., Suite 162
Golden, CO  80401

Dear Ms. Van Eeckhout:

This is to confirm that the client-auditor relationship between ACT Teleconferencing, Inc. (Commission File Number 33-97908-D) and Van Dorn & Bossi has ceased.

Very truly,
by: /s/Van Dorn & Bossi
Van Dorn & Bossi

cc: Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C.  20549

Fax cc to 202-504-2724